Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-193236) of our report dated April 1, 2014 (except for Note 12 as to which the date is June 5, 2014), relating to the financial statements of KineMed, Inc., which appears in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

June 5, 2014